UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2006, DDi Corp. (the "Company") entered into separate agreements (the "Agreements") to repurchase shares of the Company's Series B Convertible Preferred Stock, $0.001 par value (the "Series B Preferred Stock") from the following existing stockholders: (i) Deutsche Bank AG, London Branch, (ii) Manchester Securities Corporation, (iii) Contrarian Funds LLC,and (iv) Cohanzick Absolute Return Master Fund, Ltd. Pursuant to the Agreements, the Company agreed to repurchase all 232,067 shares of the remaining outstanding shares of Series B Preferred Stock in exchange for an aggregate of $5.5 million in cash and the issuance of 731,737 shares of common stock.

In September 2006, the Company previously redeemed 175,809 shares of the Company’s Series B Preferred Stock upon the exercise by four holders of the Company’s Series B Preferred Stock of their optional redemption rights. The Company paid an aggregate redemption price of $8.3 million in cash, an amount equal to the stated value of the Series B Preferred Stock being redeemed plus all accrued and unpaid dividends on such shares through the date of redemption.

As a result of the September 2006 redemption and the repurchase of Series B Preferred Stock pursuant to the Agreements, the Company has now retired all outstanding shares of its Series B Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreements discussed in Item 1.01 of this report, which disclosure is hereby incorporated by reference in this Item 3.02, the Company will issue a total of 731,737 shares of its common stock, par value $.001 per share, in unregistered exchanges of its outstanding Series B Preferred Stock. Each exchange will be conducted under the exemption from registration provided by Sections 3(a)(9) the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On October 23, 2007, the Company completed the acquisition of Sovereign Circuits, Inc., a privately-held printed circuit board manufacturer, for a combination of $5,153,180 in cash and 1,201,964 shares of DDi common stock, plus the assumption of Sovereign’s net debt of approximately $2.5 million. Under the terms of the merger agreement, 15% of the purchase price will be held in escrow by a third-party escrow agent for up to one year, to cover any indemnification claims that may arise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

November 2, 2006	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel